UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2023

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue San Francisco, California	94110
(Address of principal executive offices)	(Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders (the “Special Meeting”) held on January 26, 2023 via live webcast, the stockholders of Ouster, Inc. (the “Company” or “Ouster”) voted on three proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 14, 2022 (the “Proxy Statement”) and are summarized below. The voting results regarding each proposal, as determined by Shareholder Service Solutions, the Company’s Inspector of Election, are set forth below. As of the close of business on December 13, 2022, the record date of the Special Meeting, there were 184,746,530 shares of common stock of the Company, par value $0.0001 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote on each proposal. At the Special Meeting, a total of 148,265,791 shares of Company Common Stock, representing approximately 80% of the outstanding shares of Company Common Stock entitled to vote, were present or represented by proxy, constituting a quorum to conduct business.

Proposal No. 1: Approval of the issuance of shares of Company Common Stock (including securities convertible into or exercisable for shares of Company Common Stock) to certain equityholders of Velodyne Lidar, Inc. (“Velodyne”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 4, 2022, by and among Ouster, Oban Merger Sub, Inc., a wholly-owned subsidiary of Ouster, Oban Merger Sub II LLC, a wholly-owned subsidiary of Ouster, and Velodyne (the “Common Stock Issuance Proposal”).

The Common Stock Issuance Proposal was approved by the requisite vote of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,432,238	384,741	344,812	32,104,000

Proposal No. 2: Approval to amend the Ouster charter to allow Ouster, (a) to have the option to effect, separate from and following the closing of the mergers contemplated by the Merger Agreement, or (b) if the Merger Agreement is terminated, to have the option to effect, (i) a reverse stock split of Ouster common stock at one of six reverse stock split ratios, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine and one-for-ten, with an exact ratio to be determined by the board of the combined company following the closing or the Board of Directors of Ouster, as applicable, and (ii) if and when the reverse stock split is effected, a corresponding reduction in the number of authorized shares of Ouster common stock by the selected reverse stock split ratio (the “Reverse Stock Split Proposal”).

The Reverse Stock Split Proposal was approved by the requisite vote of Ouster’s stockholders.

Votes For	Votes Against	Abstentions
143,755,932	3,768,939	740,920

Proposal No. 3: Approval of the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Common Stock Issuance Proposal at the time of the Special Meeting or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of shares of Ouster common stock (the “Adjournment Proposal”).

The adjournment of the Special Meeting was approved by the requisite vote of Ouster’s stockholders, but no adjournment of this Special Meeting to solicit additional proxies will be required.

Votes For	Votes Against	Abstentions	Broker Non-Votes
113,034,085	2,724,136	403,570	32,104,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUSTER, INC.

Date: January 27, 2023	By:	/s/ Adam Dolinko
	Name:	Adam Dolinko
	Title:	General Counsel and Secretary